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Exhibit 32.2

CERTIFICATION

        Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350, as adopted), Paul B. Bowman, Interim Chief Financial Officer of Cymer, Inc., a Nevada corporation (the "Registrant"), hereby certifies that, to the best of her knowledge:

  1.
  The Registrant's annual report on Form 10-K for the period ended December 31, 2008, to which this certification is attached as Exhibit 32.2 (the "Report"), fully complies with the requirements of Section 13(a) of the Exchange Act; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

        In Witness Whereof, the undersigned has set her hand hereto as of the 27th day of February, 2009.

/s/ PAUL B. BOWMAN Paul B. Bowman, Chief Financial Officer

        This certification accompanies the annual report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cymer, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the annual report on Form 10-K to which it relates), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.2
CERTIFICATION